CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Micro Warehouse, Inc.

We consent to the use of our audit reports dated February 16, 1999, on the consolidated financial statements and schedule of Micro Warehouse, Inc. and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three year period ended December 31, 1998 incorporated herein by reference in the Registration Statement on Form S-8 of Micro Warehouse, Inc. pertaining to the Micro Warehouse, Inc. 1994 Stock Option Plan.


/s/ KPMG LLP

Stamford, Connecticut

July 29, 1999